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                                                                  EXHIBIT 10.170

                             EMPLOYMENT AGREEMENT


          THIS AGREEMENT (the "Agreement"), is effective as of this 9/th/ day of July, 2001, by and among Pharmaceutical Product Development, Inc. (the "Company"), a North Carolina corporation whose mailing address for notice purposes is 3151 South Seventeenth Street, Wilmington, North Carolina 28412,
Attention: Chief Executive Officer, and Brainard Judd Hartman ("Employee"), an individual whose mailing address for notice purposes is 3151 South Seventeenth Street, Wilmington, North Carolina 28412.

                                   RECITALS

          A. The Company is engaged in providing research, discovery and development services to pharmaceutical companies by technology companies, governmental entities and others (the "Business").

          B. The Company desires to employ Employee and Employee desires to be employed by the Company, all upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE 1
                             EMPLOYMENT AND DUTIES
                             ---------------------

          1.1  Engagement of Employee.  The Company agrees to employ Employee
               ----------------------
and Employee accepts such employment pursuant and subject to the terms and conditions of this Agreement.

          1.2. Duties and Powers.   During the Employment Period (as defined
               -----------------
herein), Employee shall serve as General Counsel and will have such responsibilities, duties and authority, and will render such services for and in connection with the Company and its affiliates as are customary in such position and as the Board of Directors of the Company (the "Board"), the Chief Executive Officer and the Executive Vice President shall from time to time reasonably direct. Employee shall devote Employee's full business time and attention exclusively to the Business of the Company and shall use best efforts to faithfully carry out Employee's duties and responsibilities hereunder. Employee shall comply with all personnel policies and procedures of the Company as the same now exist or may be hereafter implemented by the Company from time to time, including those policies contained in the Pharmaceutical Product Development, Inc. ("PPD") employee manual or handbook which sets forth policies and procedures generally for employees of the Company and its subsidiaries and affiliates (the "Handbook") to the extent not inconsistent with this Agreement.
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                                   ARTICLE 2
                              TERM OF EMPLOYMENT
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     Unless sooner terminated as provided elsewhere in this Agreement,
Employee's employment under this Agreement shall be for a period of one year beginning on July 9, 2001 and ending at 11:59 p.m. on July 8, 2002 ("Initial
Employment Period").   This Agreement automatically shall renew for successive
one-year periods, unless either the Company or Employee provides written notice to the other at least sixty (60) days prior to the termination of any such period stating said party's desire to terminate this Agreement. The Initial Employment Period and any extension or renewal thereof shall be referred to herein together as the "Employment Period". Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination pursuant to Article 4 hereof.

                                   ARTICLE 3
                           COMPENSATION AND BENEFITS
                           -------------------------

          3.1  Compensation.   The Company will pay Employee a base salary at a
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rate of $175,000.00 per annum (the "Base Salary"), payable in accordance with
the Company's regular payroll policy for salaried employees.   The Base Salary
of Employee may be subject to increase annually during the Employment Period by the Board of the Company or its designee. If the Employment Period is terminated pursuant to Article 4 hereof, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Employee.

          3.2  Benefits.  During the Employment Period, Employee shall be
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eligible to participate in and/or receive benefits under such employee and welfare benefit plans as may be established from time to time by the Company, including any profit-sharing, stock purchase, stock option, bonus, pension, disability, group-term life insurance, health insurance and flexible benefit payroll deduction plans, subject in each instance to Employee meeting all eligibility and qualification requirements of such plans.

          3.3  Stock Options.  The Company shall grant to Employee as of the
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commencement date of the Initial Employment Period (the "Grant Date") options to purchase 10,000 shares of the Company's common stock at a purchase price equal to the NASDAQ market close price on the Grant Date. Said share options shall be granted under the terms of the Company's 1995 Equity Compensation Plan (the "Plan") and are subject to all of the terms and conditions of the Plan as more specifically evidenced by that certain Stock Option Award Agreement entered into by the Company as of the Grant Date, which Stock Option Award Agreement is in a form substantially similar to that generally provided to Plan participants, including a linear three-year vesting schedule with respect to the share options granted under the Stock Award Agreement.

          3.4  Expenses.  The Company will reimburse Employee, in accordance
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with and subject to Employee's compliance with the Company's policy, for
Employee's

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necessary and reasonable out-of-pocket expenses incurred in the course of performance of Employee's duties hereunder. All reimbursement of expenses to Employee hereunder shall be conditioned upon presentation of sufficient documentation evidencing such expenses.

          3.5  Vacation and Leave.  Employee shall be entitled to the number of
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days of "Paid Time Off" ("PTO") allotted for the position of General Counsel in each year of the Employment Period and other leave as may be established from time to time by the Company for the benefit of its employees, subject to Employee's compliance with the guidelines set forth in the Handbook. During the initial Employment Period, Employee shall be entitled to twenty-seven (27) days of PTO.

          3.6  Working Facilities.  The Company shall furnish Employee with such
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office space, equipment, technical, secretarial and clerical assistance and such other facilities, services and supplies as shall be reasonably necessary to enable Employee to perform the duties required of Employee hereunder in an efficient and professional manner.

          3.7  Relocation Expenses.  Employee shall be entitled to certain
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relocation assistance, as provided for in and subject to the terms and conditions of that certain Relocation Agreement (the "Relo Agreement") of even date herewith.

          3.8  Change of Control.  In the event of a Change of Control of the
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Company, Employee shall be entitled to the benefits provided for in that certain
Severance Agreement (the "Severance Agreement") of even date herewith. "Change of Control" shall have the same meaning set forth in the Severance Agreement.

                                   ARTICLE 4
                           TERMINATION OF EMPLOYMENT
                           -------------------------

          4.1  Basis for Termination.  Notwithstanding any other provision in
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this Agreement to the contrary, the Employment Period and Employee's employment hereunder shall terminate effective on the date indicated upon the happening of any of the following events:

               a. Upon the death of Employee, effective immediately on the date of death without any notice.

               b. A determination by the Executive Vice President of the Company, acting in good faith but made in the sole discretion of the Executive Vice President, that Employee has failed to substantially perform his duties under or otherwise breached any of the material terms of this Agreement, effective upon the date said determination is communicated to Employee or such later date, if any, as specified by the Executive Vice President of the Company.

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               c.   A determination by the Executive Vice President of the
Company, acting in good faith but made in the sole discretion of the Executive Vice President, that Employee (i) has become physically or mentally incapacitated and is unable to perform his duties under this Agreement as a result of such disability, which inability continues for a period of sixty (60) days during any twelve-month period hereunder, (ii) has demonstrated gross negligence or willful misconduct in the execution of his duties, or (iii) has been convicted of a felony, effective upon the date said determination is communicated to Employee or such later date, if any, as specified by the Executive Vice President of the Company.

          4.2  Compensation After Termination During Employment Period.  If the
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Company shall terminate Employee's employment during the Employment Period pursuant to Section 4.1 hereof, the Company shall have no further obligations hereunder or otherwise with respect to Employee's employment from and after the termination or expiration date, except that the Company shall pay Employee's Base Salary accrued through the date of termination or expiration and shall provide such benefits as are required by applicable law. From and after such termination or expiration date, the Company shall continue to have all other rights available hereunder, including without limitation all rights at law or in equity.

                                   ARTICLE 5
                            PROPRIETARY INFORMATION
                            -----------------------

     Prior to or coincident with the commencement date hereof, Employee shall execute in favor of the Company its standard Proprietary Information and Inventions Agreement (the "Proprietary Agreement"), a copy of which is attached hereto.

                                   ARTICLE 6
                                 MISCELLANEOUS
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          6.1  Withholding Taxes.  All amounts payable under this Agreement,
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whether such payment is to be made in cash or other property, shall be subject to withholding for Federal, state and local income taxes, employment and payroll taxes, and other legally required withholding taxes and contributions to the extent appropriate in the determination of the Company, and Employee shall report all such amounts as ordinary income on Employee's personal income returns and for all other purposes.

          6.2  Assignment.  No party hereto may assign or delegate any of its
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rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement (i) to any subsidiary or affiliate of the Company or any surviving entity following any merger or consolidation of any of those entities with any entity other than the Company, or (ii) in connection with the sale of the Business by the Company.

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          6.3  Binding Effect.  Except as otherwise expressly provided herein,
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all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall be binding upon and inure to the benefit of the respective legal representatives, heirs, successors and permitted assigns of the parties hereto.

          6.4  Entire Agreement.  Except as otherwise expressly set forth
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herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof, including the Proprietary Agreement, the Stock Option Award Agreement, the Bonus Agreement, the Relo Agreement and the Severance Agreement, set forth the entire understanding of the parties and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof.

          6.5  Severability.  Whenever possible, each provision of this
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Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

          6.6  Amendment; Modification.   No amendment or modification of this
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Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

          6.7  Governing Law.  This Agreement shall be governed by and construed
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and enforced in accordance with the laws of the State of North Carolina, without giving effect to provisions thereof regarding conflict of laws.

          6.8  Arbitration.  Any dispute, controversy or claim arising out of or
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relating to this Agreement, including but not limited to its existence, validity, interpretation, performance or non-performance or breach, shall be decided by a single neutral arbitrator agreed upon by the parties hereto in Wilmington, North Carolina in binding arbitration pursuant to the commercial arbitration rules of the American Arbitration Association then in effect. The parties to any such arbitration shall be limited to the parties to this Agreement or any successor thereof. The written decision of the arbitrator shall be final and binding and may be entered and enforced in any court of competent jurisdiction. Each party waives any right to a jury trial in any such forum. Each party to the arbitration shall pay its fees and expenses, unless otherwise determined by the arbitrator.

          6.9  Notices.  All notices, demands or other communications to be
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given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service,
(c) sent by certified mail, return

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receipt requested and first class postage prepaid, or (d) sent by facsimile transmission followed by a confirmation copy delivered by a recognized overnight courier service the next day. Such notices, demands and other communications shall be sent to the address first set forth above, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission), or (ii) the date of receipt if sent by certified mail or by overnight courier.

          6.10 Counterparts.  This Agreement may be executed in multiple
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counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same Agreement.

          6.11 Descriptive Heading; Interpretation.  The descriptive headings
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in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

          COMPANY:                 Pharmaceutical Product
                                   Development, Inc.



                                   By: /s/Fred B. Davenport, Jr.
                                      --------------------------
                                      Fred B. Davenport, Jr.
                                      Executive Vice President



          EMPLOYEE:                By: /s/Brainard Judd Hartman
                                      -------------------------
                                      Brainard Judd Hartman

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